UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0056 Expires: July 31, 2025 Estimated average burden hours per response.......... 3.0

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASTRA ENERGY, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-3113571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9565 Waples Street, Suite 200 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	OTCBQ

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ____________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of class)

____________

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Securities to be registered is contained in the Company’s S-1 Registration statement filed with the Securities and Exchange Commission on March 3, 2022 becoming effective on July 12, 2022 (file number 333-263256). Accordingly, the description of the Securities to be registered is hereby incorporated by reference.

Item 2. Exhibits.

The following exhibits are filed as a part of the registration statement:

1.	Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement (as defined above).

2.	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registration Statement (as defined above).

3.	Amendment to Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.3 of the Registration Statement (as defined above).

4.

Amendment to the Articles of Incorporation indicating name change and forward stock split as set out and incorporated herein by reference to Exhibit 3.4 of the Registration Statement (as defined above).

5.	List of Subsidiaries of the Registrant as set out and incorporated herein by reference to Exhibit 10.15 of the Registration Statement (as defined above).

6.	Form of Subscription Agreement of the Registrant as set out and incorporated herein by reference to Exhibit 99.1 of the Registration Statement (as defined above).

7.	Form of Warrant of the Registrant as set out and incorporated herein by reference to Exhibit 99.2 of the Registration Statement (as defined above).

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) ASTRA ENERGY, Inc.

Date September 9, 2022

By:	/s/ Kermit Harris
Kermit Harris
Chief Executive Officer and Director

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